UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2010

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32663 (Commission File Number)	86-0812139 (IRS Employer Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices, zip code)
(210) 832-3700
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On June 23, 2010, CC Media Holdings, Inc. (“CCMH”), the indirect parent of Clear Channel Outdoor Holdings, Inc. (the “Company”), announced that Mark P. Mays will transition from his role as the Company’s Chief Executive Officer to the Company’s Chairman. The effective date for Mr. Mays’ transition will occur upon the hiring of a new Chief Executive Officer for the Company. Mr. Mays will remain a director and employee of the Company.
In connection with this transition, on June 23, 2010, CCMH, Clear Channel Communications, Inc. and Mr. Mays entered into an amended and restated employment agreement (the “Employment Agreement”). In connection therewith and on June 23, 2010, CCMH and Mr. Mays entered into an amendment to Mr. Mays’ option agreement (the “Option Agreement”) under which he previously was granted options to purchase common stock of CCMH.
Complete copies of the Employment Agreement and the amendment to the Option Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
10.1.	Amended and Restated Employment Agreement, dated June 23, 2010.

10.2.	Clear Channel 2008 Executive Incentive Plan, Second Amendment to Senior Executive Option Agreement, dated June 23, 2010.

99.1	Press Release of Clear Channel Communications, Inc. issued June 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.
Date: June 23, 2010	By:	/s/ Robert H. Walls, Jr.
	Name:	Robert H. Walls, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
10.1.	Amended and Restated Employment Agreement, dated June 23, 2010.

10.2.	Clear Channel 2008 Executive Incentive Plan, Second Amendment to Senior Executive Option Agreement, dated June 23, 2010.

99.1	Press Release of Clear Channel Communications, Inc. issued June 23, 2010.